Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261523 on Form S-1 of our report dated August 24, 2021, relating to the financial statements of Douglas Elliman Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida

December 10, 2021